                             POWER OF ATTORNEY FOR

                       REGISTRATION STATEMENT ON FORM S-4

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Robert F.X. Sillerman and Howard J. Tytel and each of them, as attorneys-in-fact for the undersigned (with full power of substitution and resubstitution), for and in the name, place and stead of the undersigned, individually and in the capacities stated below, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, a Registration Statement on Form S-4 (the "Registration Statement"), for the purpose of registering the SFX Entertainment, Inc. offer to exchange its 9 1/8% Senior Subordinated Notes due 2008 for all its outstanding 9 1/8% Senior Subordinated Notes due 2008 and any and all amendments, supplements and exhibits to any such Registration Statement, including post-effective amendments, and any and all documents required to be filed with any state securities regulating board or commission pertaining to such Registration Statement or securities covered thereby, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.


Co-President, Co-Chief Executive
Officer and Director of:             Ardee Festivals N.J., Inc.
                                     Ardee Productions, Ltd.
                                     Beach Concerts, Inc.
                                     Broadway Concerts, Inc.
                                     Connecticut Amphitheater Development Corp.
                                     Connecticut Concerts, Incorporated
                                     Connecticut Performing Arts, Inc.
                                     Conn Ticketing Company
                                     Delsener/Slater Enterprises, Ltd.
                                     Dumb Deal, Inc.
                                     Exit 116 Revisited, Inc.
                                     FPI Concerts, Inc.
                                     In House Tickets, Inc.
                                     NOC, Inc.
                                     Northeast Ticketing Company
                                     QN Corp.
                                     SFX Concerts, Inc.
                                     Southeast Ticketing Company


Dated:  April 10, 1998                                /s/ Ron Delsener
                                                  ------------------------
                                                          Ron Delsener